CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of HIP Energy Corporation (the “Company”) on Form 20-F for the year ended November 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), Richard Coglon, Chief Financial Officer and Chief Executive Officer, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 22, 2010

/s/ Richard Coglon
Richard Coglon
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Accounting
Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to HIP Energy Corporation and will be retained by HIP Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.